Mercer Gold Corp.
15710 W. Colfax Avenue, Ste 201
Golden, Colorado 80401
USA

NEWS RELEASE
MERCER GOLD IDENTIFIES TWO NEW AREAS OF GOLD MINERALIZATION AT THE GUAYABALES GOLD PROJECT, COLOMBIA

DENVER, July 21 /PRNewswire-FirstCall/ -- Mercer Gold Corporation ("Mercer Gold" or the "Company") (OTC Bulletin Board MRGP) reports initial results from the Company's gold exploration program at the Guayabales Gold Project, located in the Marmato Gold District of Colombia: Initial work has potentially identified two new areas of gold mineralization and alteration, similar in style of alteration and structure to the three primary areas of interest identified in earlier work and described in the Company's previously released technical report. Based on the limited sampling, additional work is necessary to confirm the presence of the two new zones.

NORTHEAST ZONE: The Northeast Zone is approximately 500 meters in length and approximately 140 meters in width. Within this area, 16 outcropping vein structures have been indentified and sampled (16 samples). Veins range from 5 centimeters to 60 centimeters wide, the majority of which strike NW and dip SW conforming with regional trends in the Marmato district. Assay results from the Northeast Zone contain 13 samples greater than 0.5 grams per tonne gold, with the highest channel sample value of 3.12 grams per tonne across 1 meter. Almost all samples contain some vein mineralization, with gold values up to 4.2 grams per tonne gold from a vein select sample.

CRUZADA ZONE: The second zone, identified as the Cruzada Zone, is approximately 500 meters by 350 meters in extent, is oriented north-south, and connects the new Northeast Zone and the previously identified Portada and Mill zones. The zone is defined by an area of argillic and silica alteration and contains at least 18 mineralized veins which range up to 3.0 meters wide. Veins generally are oriented with a W-NW strike and dip SW. Within the Cruzada Zone area, 17 samples have been collected. Assay results contain 6 samples greater than 0.5 grams per tonne gold, with the highest value of 1.52 grams per tonne which is from a 1.0 meter wide channel sample. A low value of 0.021 grams per tonne was received from a grab sample. The combined area of the Cruzada Zone with the Northeast, Portada and Mill Zones is approximately 800 meters long by 600 meters wide, greatly expanding the potential size of this gold system.

These two areas are shown in blue outlines on the attached figure. Work to date has also included geologic mapping, underground sampling of new advances in tunnels created by local miners, underground sampling of previously unsampled tunnels, and surface sampling of areas of interest related to the ongoing mapping of geology, alteration and structure, and a soil orientation sampling program.

"These results are preliminary and although more work is needed to confirm the presence of the new zones, it begins to show that this property has potential in areas previously unexplored. We have since started a systematic approach to understand the geology across the entire property and I look forward to learning about its true potential in due course," says Rahim Jivraj, President of Mercer Gold Corp.

GEOLOGICAL MAPPING: New geological mapping of the project is approximately 95% complete and covers an area of 2.4 km2 at a scale of 1:5000. Mapping has concentrated on identifying areas previously overlooked as potential hosts for mineralization and identifying structures which may be related to mineralization.

These results suggest that the potential, newly-identified Northeast Zone contains significant gold values in outcrop. The new results also extend the area of known gold values in surface in the previously interpreted Mill Zone at least 150 meters to the east. Additional sampling is in progress, to determine if these zones are connected within the same mineralized body.

A total of 88 surface samples have been collected to date and results for 70 have been received. All samples are plotted on the accompanying map and samples with values in excess of 600 ppb Au are shown in the table below and on the appended map.

Sample Number	UTM_E	UTM_N	Sample Type	Width (m)	Gold g/t	Silver g/t
GB-2	1,162,558	1,099,784	grab	-	0.86	1.10
GB-3	1,162,537	1,099,789	grab	-	4.20	101.00
GB-6	1,162,518	1,099,783	channel	0.70	1.98	4.90
GB-022-S	1,161,933	1,098,961	channel	1.00	0.67	7.50
GB-024-S	1,162,400	1,099,357	grab	-	1.52	12.20
GB-030-S	1,162,719	1,099,716	channel	2.00	0.65	19.10
GB-032-S	1,162,319	1,099,367	channel	1.00	0.77	6.80
GB-045-S	1,162,798	1,099,628	channel	1.00	2.91	22.10
GB-047-S	1,162,773	1,099,686	channel	1.00	0.66	45.80
GB-048-S	1,162,796	1,099,664	channel	1.00	0.95	0.30
GB-049-S	1,162,796	1,099,615	channel	1.00	0.80	1.60
GB-050-S	1,162,852	1,099,593	channel	1.00	3.12	12.40
GB-051-S	1,162,855	1,099,595	channel	1.00	0.61	1.00
GB-053-S	1,162,866	1,099,580	channel	1.00	0.80	7.90
GB-054-S	1,162,850	1,099,560	channel	1.00	2.55	2.60

SOIL SAMPLING ORIENTATION SURVEY: Nine areas with gold mineralization were selected for orientation soil sampling. At each site, several samples were collected at different depths in order to determine the most responsive horizon for future geochemical sampling. A total of 32 samples were collected and analyzed. Assay results range from less than detection (2 samples) up to 1859 ppb. Based on the results of this orientation program, the Company plans to conduct a systematic soil sampling survey over the entire property. Approximately 250 samples are planned to be collected to help evaluate the distribution of gold mineralization on the Guayabales property.

PLANNED PROGRAM: In the coming weeks, activities will include the continuation and completion of geological mapping, rock chip and channel sampling and the channel sampling of new tunnel advances on the property. A 100 m x 100 m spaced soil sampling geochemical survey is scheduled to begin in July. This survey will cover the entire property. A low elevation airborne geophysical survey, collecting magnetic and radiometric data, is planned to commence in late July, covering the entire Guayabales property.

Comments on Sampling, Assaying, and QA/QC: Mercer's geochemical samples were collected in accordance with accepted industry standards and procedures. Rock samples were collected from available outcrops and exposures which are irregular in distribution and are not collected on a systematic grid. The samples were submitted to the ISO 9001:2000 accredited SGS Laboratories in Medellin, Colombia for analysis: gold was analyzed by fire assay with an AAS finish, and multi-element analyses were determined by ICP MS/AAS techniques. The Company is developing its internal quality control program. Mercer conducts routine QA/QC analysis on all assay results, including the systematic utilization of internal duplicate samples, and careful review of the certified reference materials and blanks utilized by SGS Laboratories, an internationally recognized analytical laboratory. The Company is acquiring independent certified reference material and blank material for future analyses.

About Mercer Gold Corporation

Mercer Gold Corporation is focused on gold exploration and resource definition in Colombia. The Company acquired the prospective Guayabales Project, located in the Marmato Gold District, Department of Caldas, earlier in 2010. Mercer is exploring the Guayabales property and is seeking to acquire additional prospective gold properties in Colombia.

The Company's Chief Geologist, Keith A. Laskowski, MSc., is a Qualified Person for the purposes of National Instrument 43-101 - Standards of Disclosure for Mineral Projects, of the Canadian Securities Administrators. He has prepared, reviewed and verified the technical information contained in this news release.

IMPORTANT CAUTIONARY NOTE REGARDING CANADIAN DISCLOSURE STANDARDS

The Company is an "OTC Reporting Issuer" under BC Instrument 51-509, Issuers Quoted in the U.S. Over-the-Counter Markets, promulgated by the British Columbia Securities Commission. Accordingly, certain disclosure in this news release or other disclosure provided by the Company has been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In Canada, an issuer is required to provide technical information with respect to mineralization, including reserves and resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the United States Securities and Exchange Commission (the "SEC") applicable to registration statements and reports filed by United States companies pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. As such, information contained in this news release or other disclosure provided by the Company concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC. This news release or other disclosure provided by the Company may use the terms "measured mineral resources", "indicated mineral resources" and "inferred mineral resources". While these terms are recognized and required by Canadian regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize them. United States investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted to reserves. In addition, "inferred resources" have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, or economic studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally mineable.

For further information see: www.mercergoldcorp.com

Symbol: OTCBB - MRGP; Frankfurt AN4, WKN NO. A0MUN4.

Contact:     Investor Relations (USA)
                  Tel. 1- 303-235-8099

SAFE HARBOR STATEMENT

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS". STATEMENTS IN THIS NEWS RELEASE, WHICH ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE.

EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS "ESTIMATE," "ANTICIPATE," "BELIEVE," "PLAN" OR "EXPECT" OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE INCLUDE STATEMENTS RELATING TO THE COMPANY'S PLANS WITH RESPECT TO ITS EXPLORATION PROGRAM ON THE GUAYABALES PROPERTY. RISKS AND UNCERTAINTIES FOR THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH MINERAL EXPLORATION AND FUNDING AS WELL AS THE RISKS SHOWN IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K, AND FROM TIME-TO-TIME IN OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY. OTHER RISKS INCLUDE RISKS ASSOCIATED WITH THE REGULATORY APPROVAL PROCESS, COMPETITIVE COMPANIES, FUTURE CAPITAL REQUIREMENTS AND THE COMPANY'S ABILITY AND LEVEL OF SUPPORT FOR ITS EXPLORATION ACTIVITIES. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S EXPLORATION EFFORTS WILL SUCCEED AND THE COMPANY WILL ULTIMATELY ACHIEVE COMMERCIAL SUCCESS. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS NEWS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS, OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE BELIEFS, PLANS, EXPECTATIONS AND INTENTIONS CONTAINED IN THIS NEWS RELEASE ARE REASONABLE, THERE CAN BE NO ASSURANCE THOSE BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS WILL PROVE TO BE ACCURATE. INVESTORS SHOULD CONSIDER ALL OF THE INFORMATION SET FORTH HEREIN AND SHOULD ALSO REFER TO THE RISK FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED FROM TIME-TO-TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKES FULL RESPONSIBILITY FOR ITS CONTENTS. NONE OF FINRA, THE SEC NOR THE BRITISH COLUMBIA SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CONTENTS OF THIS NEWS RELEASE. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.